Exhibit 10.2

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is dated as of May 16, 2006, between CARRAMERICA REALTY, L.P., a Delaware limited partnership (“Landlord”) and METABASIS THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

A.                                   Landlord and Tenant are parties to that certain Lease dated as of December 21, 2004 (the “Lease”), with respect to certain premises (the “Premises”) located at 11119 North Torrey Pines Road, San Diego, California (the “Building”), pursuant to which Landlord leased to Tenant 81,816 rentable square feet in the Building, as more particularly identified in the Lease.  Initially capitalized terms not specifically defined herein shall have the meanings set forth in the Lease.

B.                                     Landlord and Tenant desire to amend the Lease in order to confirm the terms of the Lease relating to the Additional Allowance, as defined in Section 3 of Appendix C to the Lease.

NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree, and amend the Lease as follows:

1.                                       Effective Date.  This First Amendment shall be deemed effective as of the date first written above (the “Effective Date”).

2.                                       Additional Allowance.  Reference is made to Section 3 of Appendix C of the Lease, in which the following provision appears (such provision repeated here for convenience of reference):

“Landlord further agrees to make available up to $245,448 ($3 per rentable square foot) (“Additional Allowance”) to Tenant to pay for any Change Orders approved by Tenant in accordance with Section 2, provided that (a) the actual amount of the Additional Allowance utilized by Tenant shall be amortized over the Term with interest at 8%, and added to the Monthly Base Rent paid by Tenant under the Lease; and (b) prior to the Rent Commencement Date, Landlord and Tenant shall execute an amendment to this Lease to reflect any such adjustment in the Monthly Base Rent.”

Landlord and Tenant hereby acknowledge that the actual amount of the Additional Allowance utilized by Tenant was $300,000, and the parties agree that the Lease is amended accordingly.  Further, the parties agree that the monthly amortized amount of the Additional Allowance is $3,639, and such amount shall be payable in the same manner and at the same time as Base Rent.  Landlord further acknowledges Tenant has paid such amount each month from November 1, 2005 through the Effective Date.

3.                                       Rent Commencement Date.  Item 10 of the Schedule to the Lease is hereby amended so that the “Second Rent Commencement Date” shall mean the first day of the 25th month following the Rent Commencement Date, and the “Third Rent Commencement Date” shall mean the first day of the 43rd month following the Rent Commencement Date.

4.                                       Counterparts.  This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.  Signature pages may be detached from the counterparts and attached to a single copy of this First Amendment to physically form one document.

5.                                       Brokers.  Each party (each, the “Indemnifying Party”) represents to the other party that it has dealt with no brokers in connection with this First Amendment.  The Indemnifying Party hereby agrees to indemnify, defend and hold harmless the other party from claims through the Indemnifying Party by any broker for a commission or other fee arising out of this First Amendment.

6.                                       Reaffirmation of Obligations.  Landlord and Tenant hereby acknowledge and reaffirm all of the terms of the Lease, as such Lease has been amended by this First Amendment, and agrees that any reference made in any other document to the Lease shall mean the Lease as amended pursuant to this First Amendment.  Except as expressly provided herein, the Lease remains unmodified and in full force and effect.

7.                                       Miscellaneous.   The agreements, conditions and provisions herein contained shall apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto.   If any provisions of this First Amendment or the Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of the Lease or this First Amendment and all such other provisions shall remain in full force and effect.  If there is any inconsistency between the provisions of this First Amendment and the other provisions of the Lease, the provisions of this First Amendment shall control with respect to the subject matter of this First Amendment.  This First Amendment shall be construed in accordance with the laws of the state of California.  This First Amendment constitutes a part of the Lease and is incorporated by this reference.

SIGNATURES APPEAR ON FOLLOWING PAGE

IN WITNESS WHEREOF, Landlord and Tenant have caused this First Amendment to be duly executed and delivered as of the date first above written.

“Landlord”

CARRAMERICA REALTY, L.P.,
a Delaware limited partnership

By:	CarrAmerica Realty GP Holdings, LLC,
a Delaware limited liability company,
its general partner

By:	CarrAmerica Realty Operating Partnership, L.P.,
a Delaware limited partnership,
its sole member

By:	CarrAmerica Realty Corporation,
a Maryland corporation,
its general partner

By:	/s/ W.M. O’Donnell, JR
Print Name:	W.M. O’Donnell, JR
Print Title:	Managing Director

“Tenant”

METABASIS THERAPEUTICS, INC.,
a California corporation

By:	/s/ John W. Beck
Print Name:	John W. Beck
Print Title:	Senior VP Finance and CFO